OPTION AGREEMENT

     THIS AGREEMENT dated for reference the 4th day of February, 1997

BETWEEN:

     DAKOTA MINING CORPORATION, of Suite 2450,
     410 Seventeenth Street, Denver, Colorado, 80202

     (hereinafter referred to as "Dakota"),

AND:

     USMX, INC., of Suite 100, 141 Union Boulevard,
     Lakewood, Colorado  80228

     (hereinafter referred to as "USMX"),

WHEREAS:

A. The board of directors of USMX has determined that, as an inducement and consideration for Dakota entering into the letter of intent (the "Letter") dated January 3, 1997 between Dakota and USMX (including Schedule (the "Schedule") to the Letter which constitutes a binding agreement between Dakota and USMX) and agreeing, subject to the terms and conditions thereof, to effect the merger (as defined in the Letter), the granting of an option to Dakota to purchase up to 810,000 authorized and unissued shares of common stock of USMX, $.001 par value per share, as presently constituted ("Shares") of USMX on the terms and conditions set forth below, is in the best interests of USMX; and

B. Pursuant to paragraph 4 of the Schedule, USMX has agreed to grant such option to Dakota subject to acceptance for filing by The Toronto Stock Exchange (the "TSE") of notice by USMX of the grant of such option (which notice has been given by USMX and accepted for filing by the TSE).

     NOW THEREFORE THIS AGREEMENT WITNESSES that, for and in consideration of the premises and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

1. USMX hereby grants to Dakota, on the terms and conditions hereinafter set forth, an irrevocable option (the "Option") to purchase at any time or from time to time during the period hereinafter referred to all or any part of 810,000 authorized and unissued Shares of USMX (the "Optioned Shares"), for a purchase price of US$1.75 per Optioned Share (the "Exercise Price"), provided that, if the Termination Fee (as defined in the Schedule) shall have been paid to Dakota pursuant to and in accordance with the terms of the Schedule or (if the Letter and the Schedule have been superseded by the Merger Agreement (as defined in the Letter)) the Merger Agreement, then the Option shall, without any action on the part of USMX, cease and terminate and be of no further force and effect.

2. Dakota shall have the right to exercise the Option at any time or from time to time with respect to all or any part of the Optioned Shares during the period (i) commencing immediately after the Schedule or (if the Letter and the Schedule are superseded by the Merger Agreement) the Merger Agreement is terminated in accordance with its terms (x) by Dakota pursuant to subparagraph 3(j) of the Schedule or (if the Letter and the Schedule are superseded by the Merger Agreement) pursuant to the provisions of the Merger Agreement corresponding to such subparagraph or (y) by USMX pursuant to subparagraph 3(k) of the Schedule or (if the Letter and the Schedule are superseded by the Merger Agreement) pursuant to the provisions of the Merger Agreement corresponding to such subparagraph and (ii) expiring at 5:00 p.m. (Denver time) on the day that is six months after the date of such termination or at such earlier time as may be determined in accordance with section 4 hereof (the "Expiry Time") and, at the earlier to occur of the time at which the consummation of the Merger becomes effective and the Expiry Time, the Option shall expire and terminate as to such of the Optioned Shares in respect of which the Option has not then been exercised. The Option shall be exercisable whether or not the Merger Agreement is executed and delivered by Dakota and USMX. If the Schedule or (if the Letter andf the Schedule have been superseded by the Merger Agreement) the Merger Agreement has been terminated (other than pursuant to subparagraphs 3(j) or (k) of the Schedule or (if the Letter and Schedule have been superseded by the Merger Agreement) other than pursuant to the provisions of the Merger Agreement corresponding to such subparagraphs), then the Option shall, without any action on the part of USMX, cease and terminate and be of no further force and effect.

3. No written notice of Dakota electing to exercise the Option in whole or in part shall be necessary but payment by or on behalf of Dakota by certified cheque or bank draft payable to or to the order of American Securities Transfer (the "Agent"), the transfer agent and registrar of the Shares, at its office located at 938 Quail Street, Suite 101, Lakewood, Colorado, 80215, of the Exercise Price, in respect of so many of the Optioned Shares as Dakota shall from time to time determine to take up and purchase, shall be an exercise pro tanto of the Option hereby granted. The Agent shall be advised in writing at the time of any such payment of the number of Optioned Shares in respect of which the Option is then being exercised. Upon each such exercise of the Option, USMX shall forthwith cause the Agent to deliver forthwith to Dakota, at its address sert forth above, a definitive certificate or certificates registered in the name of Dakota, at its address sert forth above, a definitive certificate or certificates registered in the name of Dakota, or as Dakota may otherwise direct in writing, representing in the aggregate such number of the Optioned Shares as Dakota shall have then paid for.

4. Notwithstanding anything herein provided, Dakota may at any time in its sole discretion terminate the Option by giving written notice thereof, delivered to USMX at its address set forth above, or sent by facsimile transmission to USMX (facsimile no.: (303) 980-1363), and forthwith upon such delivery or sending of such notice and notwithstanding that such notice may not have been received by USMX, the Option shall forthwith expire and terminate as to such of the Optioned Shares in respect of which the Option has not then been exercised.

5. Nothing herein contained or done pursuant hereto shall obligate Dakota to purchase and/or pay for, or USMX to issue, any Optioned Shares, except those Optioned Shares in respect of which Dakota shall have exercised its option to purchase hereunder in the manner hereinbefore provided.

6. In the event of any subdivision or change of the Shares at any time prior to the Expiry Time into a greater number of Shares, USMX shall deliver in connection with any issue of Optioned Shares occurring after the record date of the subdivision or change such additional number of Shares as would have resulted from such subdivision or change if such issue of Optioned Shares had been made prior to the record date of such subdivision or change. In the event of any consolidation or change of the Shares at any time prior to the Expiry Time into a lesser number of Shares, the number of Shares to be delivered by USMX on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the record date of such consolidation or change.

7. If USMX shall at any time prior to the Expiry Time pay any dividend or make any distribution or issuance, whether or not payable in cash, property or other assets or in shares or other securities of USMX, or make any payment by way of return of capital, Dakota shall be entitled to receive upon any exercise thereafter of the Option (in addition to the number of Optioned Shares that Dakota otherwise would have been entitled to receive on the exercise of the Option) such cash, property or other assets or such additional number of shares or other securities of USMX or such capital payment as would have been payable on the Shares that would have been issuable on such exercise of the Option if they had been outstanding on record date for payment of such dividend or such issuance, distribution or capital payment, and USMX covenants and agrees that in the event of any such payment of any dividend or issuance or distribution payable in any shares or other securities of USMX, it will reserve and set asisde a sufficient number of shares or other securities of the appropriate class in which any such dividend, issuance or distribution shall be payable to enable it to fulfil its obligations hereunder.

8. USMX covenants that it has duly reserved, set aside and allotted the Optioned Shares to and in favour of Dakota, its successors and assigns, and that upon the exercise of the Option in accordance with the terms hereof and payment of the Exercise Price, the Optioned Shares in respect of which Dakota shall have duly taken up and paid for hereunder shall be duly issued and outstanding as fully paid and non-asessable.

9.   Time shall be of the essence of this agreement.

10. USMX acknowledges that Dakota will have no adequate remedy at law if USMX fails to perform any of its obligations under this agreement. In such event, USMX agrees that Dakota shall have the right, in addition to any other rights it may have, to specific performance of this agreement and that it will not take any action to impede
Dakota's efforts to enforce such right of specific performance.

11. USMX and Dakota severally convenant and agree to use their respective reasonable best efforts to comply with, satisfy and fulfil promptly any contions and requirements imposed by or arising out of legal, regulatory, stock exchange or administrative requirements applicable to the rant of the Option hereunder, the issue of Optioned Shares on the exercise of the Option and to lising and posting for trading of Optioned shares issued on the exe4cise of the Option on the TSE and on such other stock exchanges or through such over-the-counter or other organized markets on or through which the Shares may be listed or traded, and to co-operate with each other concerning such matters.

12. Dakota represents and warrants to USMX, as a continuing representation and warranty, which shall be true and correct on the date hereof and on each date that Dakota exercises the Option as if made and given on and as of each such date, that Dakota is acquiring the Option and will acquire Optioned Shares pruchased by it upon any exercise of the Option as principal. Dakota acknowledtes that (i) the Option has not been and the Optioned Shares will not be registered under the United States Securities Act of 1933 (the "1933 Act"), as amended, or under any state securities laws and therefore the Optioned Shares cannot be sold without registration under the 1933 Act and the securities laws of all applicable states in the United States unless an exemption from registration is available, and (ii) Dakota is an "accredited investor" as that term is defined under Regulation D of the 1933 Act.

13. This agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto. All rights granted hereunder to Dakota are fully assignable.

14. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

15. This agreement may be executed by the parties in one or more counterparts and, if so executed and delivered, either in original or facsimile form, such counterparts shall together constitute a single instrument.

     IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

DAKOTA MINING CORPORATION

By:
     Title:

USMX, INC.

By:
     Title: